Exhibit 99.1

Freedom Economy Index discussion via LinkedIn Live
10/11/23

Ruth Turner

Hi everyone. I’m Ruth Turner for RedBalloon.work. Welcome to our LinkedIn Live with PublicSq. CEO Michael Seifert and RedBalloon CEO Andrew Crapuchettes. These two companies have teamed up to survey a universe of over 60,000 small business owners every month to produce the freedom economy index. Let’s jump in and talk about the latest survey findings. There’s a deterioration of sentiment and 95% of their respondents now believe the U.S. is on the wrong track. Andrew, what is your primary takeaway from this survey?

Andrew Crapuchettes

Thanks, Ruth. First of all, I’d like to start by just saying our thoughts and our prayers are with the people in Israel right now and the whole situation there with their families. Obviously, we are praying for peace, which was what we want. But we’re praying for the families that are over there here in the U.S. what we’re finding from this from this survey, and again, we interviewed a lot of these businesses. And what we found is that a lot of them are increasingly concerned about the economy. We saw significant rise in their sentiment that they believe the economy is going the wrong direction. We even saw some sentiment increase of them saying look, we’re concerned about our businesses because a lot of the geopolitical things that are going on in the US, in the world, have small businesses concern so that was an interesting finding that more businesses are seeing a increased concern with both the US economy and their specific business.

Ruth Turner

Great, Michael, what one thing stood out to you from this latest survey?

Michael Seifert

Well, I think that I would say the overall view that there is darkness on the horizon. I think a lot of people are seeing a storm cloud emerging as it relates to recessionary tendencies of our economy. I think that a 15% jump in 30 days from 70% to 85% now of respondents believe we’re heading into a major recession. That’s probably the most troubling aspect of this survey. In our businesses, no matter how much the government tries to tell us everything is fine, our businesses know better. They know because everyday they’re purchasing goods. They know what it’s doing to the prices that they’re having to put onto consumers. They know because they’re having to pay their employees and wonder where that next paycheck is coming from, because they’re barely making their margins in the first place. When your milk has gone up in some areas over 300%, it’s becoming undeniable any longer and so to see that data, just raw and real reflected in this survey, was startling. But this business community, as we’ve seen in the previous freedom economy index surveys as well remains resilient, which I obviously appreciate.

Ruth Turner

Great so you touched on this Michael, the Producer Price Index came out this morning. It’s showing inflation rose half a percent in September, which was more than expected. It’s clear from the freedom economy index, that inflation is an issue for businesses. What has happened, Andrew, let’s start with you.

Andrew Crapuchettes

Well, it’s interesting that 95% of our businesses in this survey, believe that nobody in Washington DC will ever balance the budget. Let that settle in for just a second. They don’t believe that anyone in Washington DC, Republican or Democrat, President, Congress, House, none of them have the wherewithal, the resolve, or the ability to balance the budget. And these are small businesses that if they don’t balance their budget, they go out of business, and suddenly they are—they have lost their business and they don’t believe that any anybody in DC is going to be able to accomplish that. And so when they look at this economy right now, and they look in the past, they say, look, this inflation is killing us. And we don’t see anybody in DC who even has a plan or an idea of how they’re going to solve this problem. And so when you see this many businesses that believe that nobody in DC is going to solve it, of course, we’re going to have inflation, and they believe that inflation is a direct correlation to runaway government spending. And so the fact that these businesses don’t believe that it’s going to be fixed, should be concerning for Americans. And I hope that people in DC will pay attention and figure out what is the plan because we can’t just do this forever because it wouldn’t work at a business level.

Ruth Turner

Great. Michael, any thoughts from you?

Michael Seifert

Yeah, I think I would just say that this was regardless of party affiliation. So one thing that was fascinating to notice here is that these business owners felt an equal lack of confidence, regardless of who’s in power in terms of their party label. So our business community does not feel a whole lot of confidence, even in Republicans’ ability to balance the budget and to get out of a debt spiral. And that’s really concerning when you lose faith and hope and trust in your elected officials and then the institutions that are supposed to be providing for a better life, or at least I should say providing for an opportunity for us, the free market, to pursue a better life. You start to get concerned. And honestly, I don’t blame our business community. I personally don’t feel a great deal of hope or trust that our elected officials regardless of party affiliation will do what’s necessary to cut spending. We’ve seen that time and time again. And we’ve seen that the Rand Paul folks in the Senate, for example, are continually not taken seriously by the other members of Congress and the Senate or the House. And you have these people that are ringing the bell that are absolutely blaring the siren saying ‘Guys, we have a massive problem on our hands if we continue to spend.’ And we’re not talking millions, we’re not talking billions. We’re talking about recklessly and carelessly spending trillions of dollars on top of our debt. We are as a country not in a good position and that ship has to be course corrected. If we want to have any level of confidence all the way trickling down to the small business community.

Ruth Turner

Sure. This survey addressed the harm that government spending is doing to businesses. It’s the number one thing that these business owners would change to improve the economy. It’s the number one thing that they would undo from the last four years. How do they get to this point?

Michael, what are your thoughts?

Michael Seifert

Well, I think the thing that I took away most from this is that you can never shut down your economy ever for any reason. If you look at the last four years, there was one massive global outlier that took place that is so differentiated from anything we’ve seen in past decades. And it is that because of a virus with a 99.97% survival rate, we shut down the economy. It was the greatest mistake I’ve witnessed in modern history. You can never stop the wheels of your economy from spinning. If you do, you’re going to run into everything we’ve seen over the past three years. You’re going to witness the government tried to take control of rising inflation with raising interest rates, but 75% of our respondents actually said that the rising rates they believe will continue to hurt their business. So while the Fed is trying to jump in and mitigate the problems that easily could have been avoided in the first place by keeping the economy open, you’re putting lipstick on a pig. They’re trying to manufacture a solution that ignores the fundamental reality of American small business community, which is that they were forced to shut down. They were forced into a bad economic position because of reckless policymaking. And now we’re in this position where companies are scraping to get by. I saw a statistic recently that showcase that in LA County, the belief is that 50% of the restaurants that were opened before COVID will not be open in the next five years. And so we are witnessing the aftereffects of a really painful series of decisions that I hope are curbed soon but according to our business community here, it’s not looking like it’s happening anytime soon. They’re still feeling the pain of the COVID season.

Ruth Turner

Let’s go to you Andrew, what are your thoughts?

Andrew Crapuchettes

When you are a small business and you wake up every day caring about your employees, caring about your customers, trying to make hold life and limb together, business is hard, right? We know that the stats even before COVID, the number of businesses that fail in the first year, the first five years, the first 10 years, are overwhelming. Business is very, very difficult and when you’re fighting the significant headwinds of a government that has a significant amount of regulation, a government that has a significant amount of taxes, and is spending our kids and our grandkids future away, it makes it that much more difficult. And these businesses are feeling that. They’re taking responsibility for their community. And it’s really fun you know, when I see the growth of PublicSq., when I see the growth of RedBalloon.work, what’s happening here? Well, a lot of these businesses are trying to take responsibility. They’re growing, they’re small, but they believe that we can get back to the American dream. But the biggest headwind they see is this out of control government spending, they’re willing to work their tails off, they’re willing to risk their financial futures to build a great economy for us. That’s what entrepreneurs do. And they’ve been doing that forever since the world began. And the biggest hindrance is government spending and government regulation and their inability to have any touch with reality and with the people who are actually making this economy go. And so my encouragement to everyone is, we need our politicians to pay attention to this. We need to vote differently, but continue to take responsibility for where you are, and we’re going to see our country getting better because you should all be encouraged that the tens of thousands of businesses all agree with you. So if you’re looking at this and thinking well, I watched the liberal media and nobody agrees with my worldview. That’s okay. Most Americans do and if you continue to live your values out loud and be courageous and grow your business, then you’re going to provide courage, courage to everyone else around you. So this is a great moment for people because heroes come from dark moments and we definitely have a dark moment right now. So good news, you get to be a hero.

Ruth Turner

Great. Recession is climbing and optimism is falling. Over half of those surveyed think that this Christmas season will be less robust than normal. Normally, that gives a boost to the economy. What does this mean for small businesses? Andrew, let’s start with you.

Andrew Crapuchettes

Yeah, small businesses are concerned because consumers are spending all of their money at the pump right now trying to just fill their car with gas. They are dealing with the high interest rates if they have a home loan or car loan, and that is eating into their ability to really have the wonderful festive season in the Christmas season. And so many of the businesses in this freedom economy index are extremely concerned that the Christmas season is not going to be what it has been in past years. Hopefully, that is not the case. But the fact is these people know what’s going on in their communities and their business. And they don’t see a robust Christmas season coming this year. And so I think that that is sad because I love Christmas. And my hope is that people support your local small business because they’re going to struggle through this Christmas season. Stop going to Target, stop going to Amazon, support your local small business, spend your money through PublicSq., and that’s how we’re going to save our economy.

Michael Seifert

Yeah, I would just say that, you know, one of the challenges here also is that credit card limits are being reached all around this country. Oftentimes in Christmas shopping season, consumers will utilize their credit cards in order to make purchases for gifts and then they’ll pay them off with their cash inflow through their income. Unfortunately, though, credit cards are maxed out. People are struggling paying down their credit card debt, and that’s a big challenge too in the middle class. The middle class is being eviscerated in this country on the consumer side. And so it’s the responsibility of a company like ours at PublicSq. for example, to provide connection to the right types of businesses as they enter shopping season where they can have a relational transaction, receive a discount for spending money in alignment with their values, so that there’s extra incentive behind their purchasing power toward those small businesses like Andrew described. And you know, there is a lot of hope here. While you’re seeing that the consumer sector is being hit hard and companies like Target or Walmart or Amazon Prime Day, gosh passing without us even really talking about it or thinking about it, and that’s normally a more notable day. What we’re finding on the PublicSq. side, for example, in this parallel economy is that consumers are still willing to spend money, they’re finding goods from people that they trust. Our revenue as a retailer at PublicSq. has gone up an estimated 300% from Q2 to Q3. So I mean, you look at the success of businesses in the parallel economy that are still consumer focused, and you can’t deny that there’s still a glimpse of hope here. So I actually feel confident as we head into the Christmas shopping season, as long as the parallel economy is doing what it can to accommodate these consumers in a really tough time. And I’m hopeful that we will.

Ruth Turner

Great so Michael in 30 seconds or list. What are your top three takeaways from this most recent survey?

Michael Seifert

I think it’s time for the government to listen to the voices of small businesses. Small businesses are concerned and the government should represent them in addressing those concerns. I think secondly, you know, I would watch for a recession and I would not be gaslit by a government that tries to tell us that we’re not in one. Recession used to mean two quarters of negative growth. We’ve seen that, and so I think it’s time to acknowledge the reality. Finally though, what I will say is that we have a lot of reasons to be hopeful. We’re growing businesses that are continuing to prosper, the resilience of this community is strong, and if there’s a community of business owners that will continue to survive and thrive even in challenging times. It is definitely the freedom economy.

Ruth Turner

Andrew, what are your top three takeaways?

Andrew Crapuchettes

We see small businesses are starting to come to grips with the reality that the government spending is killing their business, and it’s killing the economy. And the growth in pessimism about the US economy is striking. It is also striking to me that they do not believe that anyone’s ever going to balance the budget, right? There is no plan. There’s no one who has the resiliency in DC to actually balance the budget ever. And that should be terrifying to all of us. Right? But I would echo Michaels comment that you can sit on your couch and wring your hands and worry about that, but this is a group of people, a group of businesses, who believe that the American dream can still be alive and they’re willing to do their part to make that grow. And so that should be encouraging to all Americans and my encouragement to you as you’re listening is spend your money, spend your time, spend your labor, on people who don’t hate you. And if you do that, the US economy does have a chance of pulling out of this nosedive.

Ruth Turner

Great, thank you so much for joining us today on LinkedIn Live on the results of our most recent freedom economy survey. You can download the full survey report by visiting RedBalloon.work forward slash freedom economy. I’m Ruth Turner. On behalf of PublicSq. and RedBalloon, we hope you have a prosperous future.

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